SCUDDER INSTITUTIONAL FUND, INC.
                               (The "Corporation")
                          AMENDED AND RESTATED BY-LAWS

                                   ARTICLE I.
                             Stockholders' Meetings.


         SECTION 1. Place of Holding Meetings. Each meeting of stockholders shall be held at such place within or without the State of Maryland as the Board of Directors may determine.

         SECTION 2. Annual Meetings. If a meeting of the stockholders of the Corporation is required by the Investment Company Act of 1940, as amended (the "1940 Act"), to take action on the election of Directors, then there shall be an annual meeting to elect Directors held within the United States no later than 120 days after the occurrence of the event requiring the meeting. In other years, no annual meeting need be held.

         SECTION 3. Special Meetings. Special meetings of the stockholders of the Corporation, or of a Class or Classes of the Corporation, for any purpose or purposes may be called by the Chairman of the Board, the President, the Board of Directors or a majority of the Executive Committee and shall be called by the Secretary upon the written request of the holders of shares entitled to cast at least twenty-five percent of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of meeting, and upon payment to the Corporation of such costs the Secretary shall give notice stating the purpose or purposes of the meeting, as required in this Article and by law, to all stockholders entitled to notice of such meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of stockholders held during the preceding twelve months.

         SECTION 4. Notice of Stockholders' Meetings. Not less than ten days nor more than ninety days before the date of every stockholders' meeting, the Secretary shall give to each stockholder entitled to vote at or to notice of such meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him/her personally or by leaving it at his/her residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his/her post office address as it appears on the records of the Corporation, with postage thereon prepaid.

         SECTION 5. Quorum; Adjournment; Majority Vote. The presence in person or by proxy of the holders of one-third of the Shares of all Classes issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as

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otherwise provided by law or in the Articles of Incorporation and except that where the holders of Shares of any Class are entitled to a separate vote as a Class (a "Separate Class") or where the holders of Shares of two or more (but not all) Classes are required to vote as a single Class (a "Combined Class"), the presence in person or by proxy of the holders of one-third of the Shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote. If, however, a quorum with respect to all Classes, a Separate Class or a Combined Class, as the case may be, shall not be present or represented at any meeting of the stockholders, the holders of a majority of the Shares of all Classes, such Separate Class or such Combined Class, as the case may be, present in person or by proxy and entitled to vote shall have power to adjourn the meeting, from time to time as to all Classes, such Separate Class or such Combined Class, as the case may be, without notice other than announcement at the meeting, until the requisite number of shares entitled to vote at such meeting shall be present. At such adjourned meeting at which the requisite number of Shares entitled to vote thereat shall be represented any business may be transacted which might have been transacted at the meeting as originally notified. The absence from any meeting of stockholders of the number of Shares in excess of one-third of the Shares of all Classes or of the affected Class or Classes, as the case may be, which may be required by the laws of the State of Maryland, the 1940 Act or any other applicable law or the Articles of Incorporation, for action upon any given matter shall not prevent action of such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of Shares required for action in respect of such other matter or matters.

         SECTION 6. Voting. All elections shall be had and all questions decided by a majority of the votes cast, without regard to Class, at a duly constituted meeting, except as otherwise provided by law or by the Articles of Incorporation or by these By-Laws and except that with respect to a question as to which the holders of Shares of any Class or Classes are entitled or required to vote as a Separate Class or a Combined Class, as the case may be, such question shall be decided as to such Separate Class or such Combined Class, as the case may be, by a majority of the votes cast by Shares of such Separate Class or such Combined Class, as the case may be.

         With respect to all Shares having voting rights (a) a stockholder may vote the Shares owned by him/her as of the record date determined pursuant to
Section 3 of Article V either in person or by proxy executed in writing by the stockholder or by his/her duly authorized attorney-in-fact, provided that no proxy shall be valid after eleven months from its date unless otherwise provided in the proxy and (b) in all elections for directors every stockholder shall have the right to vote, in person or by proxy, the Shares owned by him/her as of the record date determined pursuant to Section 3 of Article V, for as many persons as there are directors to be elected and for whose election he/she has a right to vote.

         SECTION 7. Conduct of Stockholders' Meetings. Each meeting of stockholders shall be presided over by the Chairman of the Board, or if he/she is not present, by the President or any Vice-President, or, if none of the foregoing is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, or if he/she is not present, an Assistant Secretary, or if

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neither is present, a secretary to be appointed by the chairman of the meeting, shall act as secretary of the meeting.

         SECTION 8. Fractional Shares. Any fractional Share shall carry proportionately all the rights of a whole Share, excepting any right to receive a certificate evidencing such fractional Share, but including, without limitation, the right to vote and the right to receive dividends.

         SECTION 9. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting or at any adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote at the meeting shall, appoint inspectors. Each inspector, before entering upon the discharge of his/her duties, shall take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his/her ability. The inspectors shall determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do those acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Director or candidate for the office of Director shall act as inspector of an election of Directors. Inspectors need not be stockholders of the Corporation.

         SECTION 10. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute or the Corporation's Articles of Incorporation, any action required to be taken at any meeting of stockholders, or any action that may be taken at any meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders' meetings: (i) an unanimous written consent that sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at the meeting.


                                   ARTICLE II.

                               Board of Directors.


         SECTION 1. Number; Term. The business and affairs of the Corporation shall be managed under the direction of a Board of five members, but from time to time such number may be increased to not more than twenty-one or decreased to not less than three, by vote of a majority of the entire Board of Directors, provided that the tenure of office of a director shall not be affected by any

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decrease in the number of directors so made by the Board unless the director is specifically removed pursuant to Section 5 of this Article II at the time of the decrease.

         At each annual meeting of stockholders, or special meeting of stockholders held for the purpose of electing directors, the stockholders shall elect directors to hold office until the next annual meeting or until their successors are elected and qualify, or until his/her earlier death, resignation or removal, subject to the right of removal granted by law. Directors need not be stockholders.

         SECTION 2. Vacancies. Subject to the provisions of the 1940 Act, and
Section 5 of this Article II, any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by the vote of a majority of the remaining directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his/her successor is elected and qualifies, or until his/her earlier death, resignation or removal, subject to stockholders' right of removal set forth in Section 5 hereof.

         SECTION 3. Meetings. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board may from time to time determine or as shall be specified or filed in the respective notices or waivers of notice thereof. Meetings of the Board may be held in conjunction with meetings of other investment companies having the same investment adviser or an affiliated investment adviser.

         Regular meetings of the Board may be held without notice of the date, time and place determined by the Board of Directors.

         Special meetings of the Board may be held at any time upon call of the Chairman of the Board, the President or a majority of the Directors. Written notice of the time and place of any special meeting shall be delivered to each Director either personally or by telephone or other standard form of communication, or by telegraph, cable or other communication leaving a visual record not less than 24 hours before the time at which the meeting is to be held, or by First-Class mail, postage prepaid, addressed to the director at his/her residence or usual place of business, and mailed not less than three days before the day on which the meeting is to be held. Such notice need not include a statement of the business to be transacted at, or the purpose of, such special meeting. A written waiver of notice, signed by the Director entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting, shall be deemed equivalent to the giving of notice to such director.

         At all meetings of the Board, one-third of the total number of directors, but not less than two directors, shall constitute a quorum for the transaction of business. If there be less than a quorum present at any meeting of the Board, a majority of those present may adjourn the meeting to another date, time and place until a quorum shall be present. Notice of the date, time and place of any adjourned meeting shall be given to the directors who were not


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present at the time of the adjournment and, unless the date, time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

         The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board unless the concurrence of a greater proportion is required for such action by statute, the Articles of Incorporation or these By-Laws.

         SECTION 4. Committees. The Board of Directors may designate by resolution one or more committees, including an executive committee, of the Board of Directors, each consisting of 2 (two) or more directors. To the extent provided in the resolution, and permitted by law, the Board may delegate to these committees any of its powers, except the power to authorize the issuance of stock, declare a dividend or distribution on stock, recommend to stockholders any action requiring stockholder approval, amend these By-laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors. Any committee or committees shall have the name or names determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a Director to act in the place of an absent member.

         SECTION 5. Removal of Directors. At any meeting of stockholders, the stockholders may remove any Director from office, either with or without cause, and may elect a successor to fill any resulting vacancy for the unexpired term of the removed Director, subject to the provisions of the 1940 Act.

         SECTION 6. Resignation. A director of the Corporation may resign at any time by giving written notice of his/her resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

         SECTION 7. Telephone Meetings. Members of the Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence at the meeting.

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         SECTION 8. Action Without a Meeting. Subject to the provisions of the
1940 Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without a meeting if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

         SECTION 9. Compensation of Directors. Each director shall be entitled to receive compensation, if any, as may from time to time be fixed by the Board of Directors, including a fee for each meeting of the Board or any committee thereof, regular or special, he/she attends. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of a Board or committee meeting.


                                  ARTICLE III.

                                    Officers.


         SECTION 1. Officers. The Officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. A Chairman of the Board may be selected from among the directors, and may hold such office only so long as the Chairman continues to be a director. The Board may also appoint one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers, employees and agents as it may deem appropriate. Any two or more offices, except those of President and Vice-President, may be held by the same person but no person shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these By-Laws to be executed, acknowledged or verified by two or more officers.

         SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his/her resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

         SECTION 3. Removal of Officer, Agent or Employee. Any officer, agent or employee of the Corporation may be removed by the Board of Directors whenever in the Board's judgment the best interests of the Corporation will be served thereby, and the Board may delegate the power of removal as to agents and employees not elected or appointed by the Board of Directors. Removal shall be without prejudice to the person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

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         SECTION 4. Vacancies. A vacancy in any office whether arising from death, resignation, removal or any other cause, may be filled in the manner prescribed in these By-Laws for the regular election or appointment to the office.

         SECTION 5. Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer with respect to other officers under his/her control.

         SECTION 6. Bonds or Other Security. If required by the Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his/her duties, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that come into his/her hands in an amount and with any surety or sureties as the Board may require.

         SECTION 7. Chairman of the Board. The Chairman of the Board, if there be such an officer, shall be the senior officer of the Corporation, shall preside at all stockholders' meetings and at all meetings of the Board of Directors and unless otherwise provided by director resolution shall be ex officio, with a vote, a member of all committees of the Board of Directors. He/she shall have such other powers and perform such other duties as may be assigned to him/her from time to time by the Board of Directors.

         SECTION 8. President. The President shall be the chief executive officer of the Corporation. In the absence or inability of the Chairman of the Board to act, or if no Chairman shall be in office, the President shall preside at all meetings of the stockholders and, if also a director, of the Board of Directors. The President shall have, subject to the control of the Board of Directors, general charge of the business and affairs of the Corporation, and general supervision over its officers, employees and agents, and he/she may delegate these powers. Except as the Board of Directors may otherwise order, he/she may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He/she shall exercise such other powers and perform such other duties as from time to time may be assigned to him/her by the Board of Directors.

         SECTION 9. Vice President. Each Vice President shall have the powers and perform the duties that the Board of Directors or the President may from time to time prescribe. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

         SECTION 10. Treasurer and Assistant Treasurer. Subject to the provisions of any contract that may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of the Corporation's funds and securities; he/she shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts and warrants, in its name and on its


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behalf and to give full discharge for the same; and he/she shall deposit all funds of the Corporation, except those that may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate. The Treasurer shall render to the Board of Directors such financial information as the Board shall direct. In general, he/she shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him/her by the Board of Directors or the President.

         Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer, the President or the Board of Directors may assign, and, in the absence of the Treasurer, the Assistant Treasurer may perform all of the duties of Treasurer.

         SECTION 12. Secretary and Assistant Secretary. The Secretary shall:

               (a) keep or cause to be kept in one or more books provided for the purpose the minutes of all meetings of the Board of Directors, the committees of the Board and the stockholders;

               (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

               (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates, if any, of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

               (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

               (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him/her by the Board of Directors or the President.

         Any Assistant Secretary may perform such duties of the Secretary as the Secretary, the President or the Board of Directors may assign, and in the absence of the Secretary, he/she may perform all duties of the Secretary.

         SECTION 13. Subordinate Officers. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of


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Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

         SECTION 14. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.


                                   ARTICLE IV.

                                Indemnification.


         SECTION 1. Indemnification of Directors and Officers. Any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former Director or officer of the Corporation, or is or was serving while a Director or officer of the Corporation at the request of the Corporation as a Director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding to the fullest extent permissible under the Maryland General Corporation Law, the Securities Act of 1933 and the 1940 Act, as such statutes are now or hereafter in force, except that such indemnity shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his/her office ("disabling conduct").

         SECTION 2. Advances. Any current or former Director or officer of the Corporation claiming indemnification within the scope of this Article IV shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him/her in connection with proceedings to which he/she is a party in the manner and to the fullest extent permissible under the Maryland General Corporation Law, the Securities Act of 1933 and the 1940 Act, as such statutes are now or hereafter in force; provided however, that the person seeking indemnification shall provide to the Corporation a written affirmation of his/her good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking by or on behalf of the Director to repay any such advance if it is ultimately determined that he/she is not entitled to indemnification, and provided further that at least one of the following additional conditions is met: (1) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his/her undertaking; (2) the Corporation is insured against losses arising by reason of the advance; or (3) a majority of a quorum of Directors of the Corporation who are neither "interested persons" as defined in Section 2(a)(19) of the 1940 Act, as amended, nor parties to the proceeding ("disinterested non-party Directors") or independent legal counsel, in a written opinion, shall determine, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

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         SECTION 3. Indemnification of Employees and Agents. Employees and
agents who are not officers or Directors of the Corporation may be indemnified in accordance with the procedures set forth in this Article IV to the fullest extent permissible under the Maryland General Corporation Law, the Securities Act of 1933 and the 1940 Act, as such statutes are now or hereafter in force, and to such further extent, consistent with the foregoing, as may be provided by action of the Board of Directors or by contract.

         SECTION 4. Procedure. At the request of any current or former Director or officer, or any employee or agent whom the Corporation proposes to indemnify, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, the Securities Act of 1933 and the 1940 Act, as such statutes are now or hereafter in force, whether the standards required by this Article IV have been met; provided, however, that indemnification shall be made only following: (1) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (2) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct, by (a) the vote of the majority of a quorum of disinterested non-party Directors or (b) an independent legal counsel in a written opinion.

         SECTION 5. Other Rights. The indemnification provided by this Article IV shall not be deemed exclusive of any other right, in respect of indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of stockholders or disinterested Directors or otherwise, both as to action by a Director or officer of the Corporation in his/her official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 6. Constituent, Resulting or Surviving Corporations. For the purposes of this Article IV, references to the "Corporation" shall include all constituent corporations absorbed in a consolidation or merger as well the resulting or surviving corporation so that any person who is or was a Director, officer, employee or agent of a constituent corporation or is or was serving at the request of a constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under this Article IV with respect to the resulting or surviving corporation as he/she would if he/she had served the resulting or surviving corporation in the same capacity.


                                   ARTICLE V.

                                 Capital Stock.


         SECTION 1. Certificates of Stock. Certificates of stock of the Corporation shall be in the form approved by the Board of Directors. Unless the


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Board of Directors authorizes the issuance of stock without certificates, every holder of stock of the Corporation shall be entitled to have a Certificate signed in the name of the Corporation by the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or an Assistant Secretary, sealed with the seal of the Corporation and certifying the number and kind of shares owned by him/her in the Corporation. Such signatures and seal may be a facsimile and may be mechanically reproduced thereon. The certificates containing such facsimiles shall be valid for all intents and purposes.

         SECTION 2. Lost Certificates. The Board of Directors may determine the conditions upon which a new certificate of Shares may be issued in place of a certificate which is alleged to have been lost, destroyed or stolen. It may, in its discretion, require the owner of such certificate to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

         SECTION 3. Record Dates. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders of any Class entitled to notice of, or to vote at, any meeting of stockholders of any Class or stockholders entitled to receive payment of any dividend or the allotment of any rights to that Class or in order to make a determination of stockholders of any Class for any other proper purpose. Such date in any case shall be not more than ninety days, and in case of a meeting of stockholders, not less than ten days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If no record date in the case of a meeting of stockholders has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or, if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held. All persons who were holders of record of shares of the Class or Classes to which the meeting relates as of the record date of a meeting, and no others, shall be entitled to vote at such meeting and adjournment thereof.

         SECTION 4. Stock Ledger. The Corporation shall maintain at an office specified by the Board of Directors an original or duplicate stock ledger containing the names and addresses of all stockholders and the number of Shares of each Class held by each stockholder or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.


                                   ARTICLE VI.

                               Checks, Notes, Etc.


         All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other


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instruments for the payment of money, shall be signed by such officer or officers, or agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.


                                  ARTICLE VII.

                               Books and Records.


         The books of the Corporation other than the original or duplicate stock ledger may be kept at such place or places in or out of the State of Maryland as the Board of Directors may from time to time determine.


                                  ARTICLE VIII.

                                      Seal.


         The Board of Directors shall provide a suitable corporate seal or facsimile, in such form and bearing such inscriptions as it may determine.


                                   ARTICLE IX.

                                  Fiscal Year.

         The fiscal year of the Corporation shall end on December 31 of each year, subject, however, to change from time to time by the Board of Directors.


                                   ARTICLE X.

                                   Amendments.

         The Board of Directors is authorized and empowered to make, alter or repeal the By-Laws of the Corporation, in any manner not inconsistent with the laws of the State of Maryland or the Articles of Incorporation of the Corporation at any regular or special meeting of the Board, subject to the provisions of the Act.


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